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                                                                    EXHIBIT 11.1


                             i2 TECHNOLOGIES, INC.
          STATEMENT OF COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     Three Months Ended                      Nine Months Ended
                                                                        September 30,                           September 30,
                                                                  -------------------------              -------------------------
                                                                    1995             1996                  1995             1996
                                                                  --------         --------              --------         --------
PRIMARY NET INCOME PER SHARE (1):

   Weighted average number of common shares outstanding             16,000           24,464                16,000           23,357
   Common shares issuable on exercise of stock options,
      net of shares assumed to be repurchased at the
      average market price (2)                                       8,121            3,638                 7,927            3,613
   Common shares related to SAB No. 64 and 83 (2) (3)                  909              --                    909              --
                                                                  --------         --------              --------         --------
      Weighted average common and common
          equivalent shares outstanding                             25,030           28,102                24,836           26,970
                                                                  ========         ========              ========         ========
   Net income                                                     $  1,162         $  1,747              $  2,825         $  3,434
                                                                  ========         ========              ========         ========
   Net income per share                                           $   0.05         $   0.06              $  00.11         $   0.13
                                                                  ========         ========              ========         ========

FULLY DILUTED NET INCOME PER SHARE:

   Weighted average number of common shares outstanding             16,000           24,464                16,000           23,357
   Common shares issuable on exercise of stock options,
      net of shares assumed to be repurchased at the
      period-end market price, if higher than the
      average market price (2)                                       8,121            3,690                 8,119            3,701
   Common shares related to SAB No. 64 and 83 (2) (3)                  909              --                    909              --
                                                                  --------         --------              --------         --------
      Weighted average common and common
          equivalent shares outstanding                             25,030           28,154                25,028           27,058
                                                                  ========         ========              ========         ========
   Net income                                                     $  1,162         $  1,747              $  2,825         $  3,434
                                                                  ========         ========              ========         ========
   Net income per share                                           $   0.05         $   0.06              $   0.11         $   0.13
                                                                  ========         ========              ========         ========


(1) The Company reports primary net income per share as the effect of dilutive securities is less than 3%.

(2) In computing these amounts, the funds used in applying the treasury stock method include the compensation related to stock options which will be charged to expense in the future.

(3) Common and common equivalent shares issued within 12 months of the initial filing of the Company's Registration Statement on Form S-1 are included in this line item for the three months and nine months ended September 30, 1995. See Note 2 of Notes to Condensed Consolidated Financial Statements.




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